EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-102320, 333-86170, 333-60023, 333-126210 and 333-134778 on Form S-8 of our reports dated February 29, 2008, relating to the consolidated financial statements and financial statement schedule of Bright Horizons Family Solutions, Inc. (which report expresses an unqualified opinion and includes and explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 48 “Accounting for Uncertainty in Income Taxes”, effective January 1, 2007 and Statement of Financial Accounting Standards No. 123 (R), “Share-Based Payment,” effective January 1, 2006), and the effectiveness of the Bright Horizons Family Solution, Inc. internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Bright Horizons Family Solutions, Inc. for the year ended December 31, 2007.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
February 29, 2008

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